Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 002-41839 on Form N-1A of our reports dated June 10, 2026, relating to the financial statements and financial highlights of Fidelity Mid Cap Index Fund, Fidelity Small Cap Index Fund, Fidelity Large Cap Growth Index Fund, Fidelity Large Cap Value Index Fund, Fidelity Flex Small Cap Index Fund, and Fidelity Flex Mid Cap Focused Index Fund, and our reports dated, June 12, 2026, relating to the financial statements and financial highlights of Fidelity Flex Mid Cap Index Fund, Fidelity Series Large Cap Growth Index Fund, and Fidelity Flex Small Cap Focused Index Fund, appearing on Form N-CSR of Fidelity Salem Street Trust for the year ended April 30, 2026, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 18, 2026